Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622
BIG LOTS REPORTS THIRD QUARTER RESULTS
Columbus, Ohio – November 16, 2005 – Big Lots, Inc. (NYSE: BLI) today reported a third quarter net loss of $18.8 million, or $0.17 per share, compared to a net loss of $32.1 million, or $0.29 per share, for the third quarter of fiscal 2004. The results for the third quarter of fiscal 2004 included a charge of $6.6 million (net of tax) to discontinued operations related to KB Toys, a former division of the Company. Excluding this charge to discontinued operations, the third quarter of fiscal 2004 results from continuing operations were a net loss of $25.4 million, or $0.23 per share.
Year to date fiscal 2005 net loss was $24.7 million, or $0.22 per share, compared to a net loss of $33.4 million, or $0.29 per share, for the same period of fiscal 2004. Excluding the KB related discontinued operations charge mentioned above, the year to date fiscal 2004 results from continuing operations were a net loss of $26.8 million, or $0.23 per share.
Net sales for the third quarter ended October 29, 2005 were $1,041.0 million, a 6.2% increase compared to net sales of $980.0 million for the same period of fiscal 2004. Comparable store sales for stores open two years at the beginning of the fiscal year increased 1.7% for the quarter consisting of a 5.0% increase in the value of the average basket and a 3.3% decrease in customer transactions. On a year to date basis, net sales increased 6.6% to $3,191.2 million in fiscal 2005 compared to $2,994.2 million in fiscal 2004. Comparable store sales increased 1.5% for the year to date period with the value of the average basket increasing 4.4% and the number of customer transactions decreasing 2.9%.
For the third quarter of fiscal 2005, the 1.7% increase in comparable store sales was driven by strength in the average basket which featured growth in both units sold per transaction and average item retail. Key merchandise categories driving basket growth for the quarter were consumables, home, and furniture. Consumables benefited from a broad selection of closeout merchandise, particularly in the months of August and September. Sales results in the home category were strong throughout the quarter as the merchandise assortment continues to evolve to a higher mix of branded closeouts. Furniture sales were driven by an improved offering to the customer and a better inventory position in key selling items compared to the prior year. Partially offsetting the basket strength was softness in customer traffic, which remained very challenging during the third quarter as the current economic environment continued to impact the discount retail sector.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

As has been the case throughout most of 2005, the Company’s operating results continue to be challenged by the combination of softer sales results and gross margin related pressures, specifically inbound freight rates and raw material price increases in certain key categories. Operating expenses as a percent of sales for the third quarter of fiscal 2005 improved 80 basis points compared to last year as the Company continues to tightly manage payroll in its stores, distribution centers, and general office. Interest expense for the third quarter of fiscal 2005 was $11.6 million lower than the third quarter of fiscal 2004, which included $8.9 million of debt prepayment charges as a result of the Company’s new debt structure finalized at the end of the third quarter of fiscal 2004. Additionally, the Company’s interest expense in the third quarter of fiscal 2005 benefited from lower average borrowings and a lower weighted average interest rate when compared to the prior year. Finally, the Company’s results for the third quarter of fiscal 2005 were favorably impacted by a larger than expected tax benefit recognized for the quarter.
The Company ended the third quarter of fiscal 2005 with inventory at $1,090 million, or down 1% per store compared to the third quarter of fiscal 2004. Bank debt at the end of the third quarter of fiscal 2005 was $253 million, down $118 million compared to last year, principally due to improving working capital management and lower levels of capital spending.
Big Lots, Inc. will host a conference call at 8:30 a.m. eastern time to discuss the Company’s financial results and provide an update on its WIN strategy. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com.
If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight eastern time on Wednesday, November 30. A replay of the call will be available beginning November 16 at 12:00 noon eastern time through November 30 at midnight eastern time by dialing: (800) 207-7077 (United States and Canada) or (913) 383-5767 (International). The access number is 4309.
Big Lots, Inc. is the nation’s largest broadline closeout retailer. The Company currently operates a total of 1,550 stores in 47 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements for Purposes of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company wishes to take advantage of the “safe harbor” provisions of the Act.
This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.
The Company’s ability to achieve the results contemplated by forward-looking statements is subject to a number of factors, any one, or a combination, of which could materially affect the Company’s business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:
•	the impact of recent hurricanes on the Company’s customers, stores, inventory, associates, and distribution network;

•	the Company’s ability to source and purchase merchandise on favorable terms;

•	interruptions and delays in merchandise supply from the Company’s and its vendors’ foreign and domestic sources;

•	risks associated with purchasing, directly or indirectly, merchandise from foreign sources, including increased import duties and taxes, imposition of more restrictive quotas, loss of “most favored nation” trading status, currency fluctuations, work stoppages, transportation delays, foreign government regulations, political unrest, natural disasters, war, terrorism, and trade restrictions including retaliation by the United States against foreign practices;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for noncompliance);

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

•	significant interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the Company’s former KB Toys business;

•	the Company’s indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property leases, some or all of which may have been rejected or materially modified in connection with the KB Toys bankruptcy proceedings, as well as other potential costs arising out of the KB Toys bankruptcy;

•	litigation risks and changes in laws and regulations, including changes in accounting standards, the interpretation and application of accounting standards, and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs and customer purchases;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates and domestic transportation costs on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the SEC, in its press releases, and in other communications.
The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	OCTOBER 29	OCTOBER 30
	2005	2004
	(Unaudited)	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$15,092	$18,630
Inventories	1,089,873	1,068,486
Deferred income taxes	76,773	78,600
Other current assets	97,542	92,396

Total Current Assets	1,279,280	1,258,112

Property and equipment — net	614,030	651,001

Deferred income taxes	28,458	16,405
Other assets	29,807	24,492

	$1,951,575	$1,950,010

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$271,577	$223,788
Accrued liabilities	270,218	259,458

Total Current Liabilities	541,795	483,246

Long-term obligations	253,200	371,100

Other liabilities	97,079	82,473

Shareholders’ equity	1,059,501	1,013,191

	$1,951,575	$1,950,010

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	OCTOBER 29		OCTOBER 30
	2005	%	2004	%
	(Unaudited)		(Unaudited & Restated)

Net sales	$1,041,046	100.0	$980,027	100.0

Gross profit	406,716	39.1	396,211	40.4
Selling and administrative expenses	410,583	39.4	396,135	40.4
Depreciation expense	30,806	3.0	27,101	2.8

Operating loss	(34,673)	(3.3)	(27,025)	(2.8)
Interest expense	2,359	0.2	13,960	1.4
Interest income	0	0.0	(2)	(0.0)

Loss before income taxes	(37,032)	(3.6)	(40,983)	(4.2)
Income tax benefit	(18,244)	(1.8)	(15,568)	(1.6)

Loss from continuing operations	(18,788)	(1.8)	(25,415)	(2.6)
Discontinued operations	0	0.0	(6,648)	(0.7)

Net loss	($18,788)	(1.8)	($32,063)	(3.3)

Loss per common share — basic
Loss from continuing operations	($0.17)		($0.23)
Discontinued operations	0.00		(0.06)

Net loss	($0.17)		($0.29)

Weighted average common shares outstanding	113,320		112,403

Loss per common share — diluted
Loss from continuing operations	($0.17)		($0.23)
Discontinued operations	0.00		(0.06)

Net loss	($0.17)		($0.29)

Weighted average common and common equivalent shares outstanding	113,320		112,403

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	39 WEEKS ENDED		39 WEEKS ENDED
	OCTOBER 29		OCTOBER 30
	2005	%	2004	%
	(Unaudited)		(Unaudited & Restated)

Net sales	$3,191,189	100.0	$2,994,175	100.0

Gross profit	1,277,131	40.0	1,222,749	40.8
Selling and administrative expenses	1,231,342	38.6	1,167,089	39.0
Depreciation expense	86,270	2.7	77,347	2.6

Operating loss	(40,481)	(1.3)	(21,687)	(0.7)
Interest expense	4,848	0.2	23,201	0.8
Interest income	(31)	(0.0)	(495)	(0.0)

Loss before income taxes	(45,298)	(1.4)	(44,393)	(1.5)
Income tax benefit	(20,558)	(0.6)	(17,598)	(0.6)

Loss from continuing operations	(24,740)	(0.8)	(26,795)	(0.9)
Discontinued operations	0	0.0	(6,648)	(0.2)

Net loss	($24,740)	(0.8)	($33,443)	(1.1)

Loss per common share — basic
Loss from continuing operations	($0.22)		($0.23)
Discontinued operations	0.00		(0.06)

Net loss	($0.22)		($0.29)

Weighted average common shares outstanding	113,178		114,788

Loss per common share — diluted
Loss from continuing operations	($0.22)		($0.23)
Discontinued operations	0.00		(0.06)

Net loss	($0.22)		($0.29)

Weighted average common and common equivalent shares outstanding	113,178		114,788